UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

0-7422	11-2234952
(Commission File Number)	(IRS Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 435-6000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2011, Standard Microsystems Corporation, a Delaware corporation (“SMSC”) entered into an Assignment and Assumption of Lease Agreement (the “Agreement”) with Rep 80 Arkay Drive, LLC (“Rep 80”), pursuant to which, subject to satisfaction or waiver of the conditions therein, SMSC will assign its interest in its corporate headquarters at 80 Arkay Drive, Hauppauge New York 11788 (“the Premises”) to Rep 80 pursuant to a sale/leaseback transaction (the “Transaction”).  The Agreement is subject to the approval of the Suffolk County Industrial Development Authority as well as the completion of customary due diligence by Rep 80 and the satisfaction of certain customary conditions contained in the Agreement.  Upon execution of the Agreement, Rep 80 has delivered a letter of credit in the amount of $500,000 as its good faith deposit, which is being held in escrow by SMSC’s counsel; the letter of credit is forfeitable in certain circumstances set forth in the Agreement should the Transaction fail to close. SMSC expects the Transaction to close within 90 days.

Pursuant to the Agreement, at the closing of the Transaction (the “Closing”), SMSC will assign its interest in the Premises to Rep 80 for $18,000,000.  In connection with the Transaction, SMSC will provide purchase money financing to Rep 80 (the “Loan”).  The Loan will be evidenced by a note from Rep 80 for the benefit of SMSC in the principal amount of $16,200,000 payable in five years at 5% interest on a monthly basis (the “Note”), which Note will be in the form annexed as Exhibit I-1 to the Agreement.   As security for the Note, at the Closing, Rep 80 will deliver to SMSC a mortgage in the principal amount of $16,200,000 (the “Mortgage”) encumbering the Premises, which Mortgage will be in the form annexed as Exhibit I-2 to the Agreement.  Rep 80 will also deliver an assignment of leases and rents with respect to all leases and rents at the Premises (the “ALR”), in the form annexed as Exhibit I-3 to the Agreement.  As further security for the Note, Gregg Rechler and Mitchell Rechler, principals of Rep 80, will each execute a limited guaranty in favor of SMSC (the “Guaranty”), which will be in the form annexed as Exhibit I-4 to the Agreement.

At Closing SMSC will also enter into three leases (collectively the “Leases”) with Rep 80:

1.	A six month gross lease for approximately 78,000 square feet of the Premises, (Exhibit H-3 to the Agreement)
2.	A fifteen year triple net lease for approximately 112,000 square feet of the Premises (Exhibit H-1 to the Agreement), and
3.	A fifteen year gross lease for approximately 10,000 square feet of the Premises (Exhibit H-2 to the Agreement)

The Leases are intended to result in an initial approximate rent of $10.00 per square foot on a triple net basis to SMSC and contain a 3% annual escalation clause.

The Agreement and Leases contains customary representations, warranties and covenants of Rep 80 and SMSC, and the Agreement contains certain termination rights for both Rep 80 and SMSC.

The foregoing description of the Agreement and other Transaction documents mentioned herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and those other Transaction documents, which are filed as Exhibit 2.1 to this report and incorporated herein by reference.  The Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about SMSC or Rep 80.   Accordingly, the representations and warranties in the Agreement should not be viewed as characterizations of the actual state of facts about SMSC or Rep 80.

Forward Looking Statements

Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements.  Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Other Factors That May Affect Future Operating Results" or "Risk Factors" for a more complete discussion of these and other risks and uncertainties.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1	Assignment and Assumption of Lease Agreement between Standard Microsystems Corporation and Rep 80 Arkay Drive, LLC

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

Date: August 17, 2011	By:	/s/ Kris Sennesael

		Name:	Kris Sennesael
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Assignment and Assumption of Lease Agreement between Standard Microsystems Corporation and Rep 80 Arkay Drive, LLC